UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 31, 2008

Date of Report (Date of earliest event reported)
______________________________________________________

WEIS MARKETS, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________

        Pennsylvania                                      1-5039                                                 24-0755415
(State or other jurisdiction                          (Commission                                            (IRS Employer
          of incorporation)                                    File Number)                                         Identification No.)

1000 South Second Street, Sunbury, PA 17801
(Address of principal executive offices) (Zip Code)

(570) 286-4571
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Norman S. Rich, Chief Executive Officer, Weis Markets, Inc. (the "Company"), retired on December 31, 2008, after 44 years of distinguished service with the Company. Mr. Rich served the Company as a member of the Board of Directors and the Executive Committee for the past fourteen years. In conjunction with his retirement, Mr. Rich also resigned from the Board of Directors and the Executive Committee.

On January 1, 2009, David J. Hepfinger, age 50, was named as the Company's President and Chief Executive Officer. Mr. Hepfinger joined the Company on March 1, 2008, and served in the capacity of President and Chief Operating Officer until Mr. Rich's retirement. Prior to joining the Company, Mr. Hepfinger worked for Price Chopper Supermarkets, Rotterdam, NY for 32 years in various capacities including his last position as Senior Vice President Retail and Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

Dated: January 5, 2009

By:  /s/ William R. Mills
 William R. Mills
Senior Vice President, Treasurer and CFO